DIRECTION TECHNOLOGIES INC.
(A Development Stage Company)
REPORT AND FINANCIAL STATEMENTS
December 31, 1998
(Stated in US Dollars)

AUDITORS REPORT

To the Directors,
Direction Technologies Inc.
We have audited the balance sheet of Direction Technologies Inc. (A Development Stage Company) as at December 31, 1998 and the statement of loss and deficit accumulated during the development stage, stockholders equity and cash flows for the period April 30, 1998 (Date of Incorporation) to December 31, 1998. These financial statements are the responsibility of the companys management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
In our opinion, these financial statements present fairly, in all material respects, the financial position of the company as at December 31, 1998 and the results of its operations and its cash flows for the period April 30, 1998 (Date of Incorporation) to December 31, 1998, in accordance with generally accepted accounting principles in the United States.

Vancouver, Canada
AMISANO HANSON
February 5, 1999
Chartered Accountants

Comments by Auditors for U.S. Readers on Canada - U.S. Reporting
Conflict
In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when there is substantial doubt about a companys ability to continue as a going concern. The accompanying financial statements have been prepared on the basis of accounting principles applicable to a going concern which assumes the realization of assets and discharge of liabilities in the normal course of business. As discussed in Note 1 to the accompanying financial statements in respect of the developmental nature of the company and its losses from operations, substantial doubt about the companys ability to continue as a going concern exists. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Our report to the shareholders dated February 5, 1999 is expressed in accordance with Canadian reporting standards, which do not permit a reference to such uncertainty in the auditors report when the uncertainty is adequately disclosed in the financial statements.

Vancouver, Canada
AMISANO HANSON
February 5, 1999
Chartered Accountants


DIRECTION TECHNOLOGIES INC.
(A Development Stage Company)
BALANCE SHEET
December 31, 1998 (Audited)
and January 15, 1999, Consolidated Pro-forma (Unaudited)
(Stated in US Dollars)


ASSETS

(Note 3)


(Unaudited)


Consolidate
d


Pro-forma


January 15,
December
31,

1999
1998
Current


Prepaid expenses
	$	1,385
	$	650
Inventory
21,065
-




22,450
650
License fees
50,000
-
Technology rights
519,679
-
Capital assets
825
-




	$	592,954
	$	650



LIABILITIES
Current


Bank indebtedness
	$	3,225
	$	-
Accounts payable
78,218
1,500




81,443
1,500
Due to related parties
14,550
-




95,993
1,500





DIRECTION TECHNOLOGIES INC.
(A Development Stage Company)
BALANCE SHEET
December 31, 1998 (Audited)
and January 15, 1999, Consolidated Pro-forma (Unaudited)
(Stated in US Dollars)


STOCKHOLDERS EQUITY

(Note 3)


(Unaudited)


Consolidate
d


Pro-forma


January 15,
December
31,

1999
1998
Share capital


Authorized:


50,000,000 common shares, $0.001 par value


10,000,000 preferred shares, $0.001 par value


Issued:


5,000,000 common shares, $0.001 par value
5,000
-
Contributed surplus
495,000
-



Deficit accumulated during the development stage
	(	3,039)
	(	850)




496,961
	$	850




	$	592,954
	$	650




Nature and Continuance of Operations - Note 1
Commitments - Note 7






APPROVED BY THE DIRECTORS:














/s/	, Director

/s/	, Director

DIRECTION TECHNOLOGIES INC.
(A Development Stage Company)
STATEMENT OF LOSS AND DEFICIT
ACCUMULATED DURING THE DEVELOPMENT STAGE for the period April 30, 1998 (Date of Incorporation) to December
31, 1998 (Audited)
and the period January 1, 1999 to January 15, 1999
Consolidated Pro-forma (Unaudited)
(Stated in US Dollars)



(Note 3)


(Unaudited)


Consolidated


Pro-forma
April 30,
1998

January 1,
1999
(Date of

to
Incorporation
) to

January 15,
December 31,

1999
1998
Expenses


Legal and accounting
	$	-
	$	850
Office
733
-
Foreign exchange
1,456
-



Net loss for the period
2,189
850



Deficit, beginning of period
850
-



Deficit, end of period
	$	3,039
	$	850



Loss per share
	$	-
	$	-



Weighted average number of shares outstanding
-
-





DIRECTION TECHNOLOGIES INC.
(A Development Stage Company)
STATEMENT OF CASH FLOWS
for the period April 30, 1998 (Date of Incorporation) to December
31, 1998 (Audited)
and the period January 1, 1999 to January 15, 1999
Consolidated Pro-forma (Unaudited)
(Stated in US Dollars)


(Note 3)


(Unaudited)


Consolidated
April 30,
1998

Pro-forma
(Date of
Incor-

January 1,
1999 to
poration) to

January 15,
December 31,

1999
1998
Cash Flows from Operating Activities


Net loss for the period
	$	(	2,189)
	$	(	850)



Changes in non-cash working capital balances related to
 operations:


Prepaid expenses
	(	735)
	(	650)
Inventory
	(	21,065)
-
Accounts payable
76,718
1,500




52,729
-



Investing Activity


Acquisition of license fees
	(	50,000)
-
Acquisition of technology rights
	(	19,679)
-
Acquisition of capital assets
	(	825)
-
Due to related parties
14,550
-




	(	55,954)
-



Financing Activity


Proceeds from issuance of common shares
-
-



Net decrease in cash during  the period
	(	3,225)
-



Cash, beginning of the period
-
-



Cash (bank indebtedness), end of the period
	$	(	3,225)
	$	-





DIRECTION TECHNOLOGIES INC.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS EQUITY
for the period April 30, 1998 (Date of Incorporation) to December
31, 1998
(Stated in US Dollars)






Deficit





Accumulate
d




Additiona
l
During the


Common Shares
Paid-in
Developmen
t


     #

Par Value
Capital
Stage
Total






Net loss for the
period
-
$	-
$	-
$	(	850)
$	(	850)






Balance, as at
 December 31, 1998

-

$	-

$	-

$	(	850)

$	(	850)










DIRECTION TECHNOLOGIES INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
for the period April 30, 1998 (Date of Incorporation) to December
31, 1998
(Stated in US Dollars)


Note 1	Nature and Continuance of Operations

The company currently is in the business of developing the Qiblah Locator direction finding technology. In addition, the company has a license for the exclusive rights to manufacture and market a proprietary electric vehicle technology on a world-wide basis.

These financial statements have been prepared on a going concern basis. The company has accumulated a deficit of $850 since incorporation. Its ability to continue as a going concern is dependent upon the ability of the company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.

The company was incorporated in Nevada on April 30, 1998 as Fuji International, Inc. and on December 28, 1998 the company changed its name to Direction Technologies Inc.

Note 2	Summary of Significant Accounting Policies

The financial statements of the company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.
Actual results may differ from these estimates.

The financial statements have, in managements opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

Development Stage Company
The company is a development stage company as defined in Statement of Financial Accounting Standards No. 7. The company is devoting substantially all of its present efforts to the business of developing the Qiblah Locator direction finding technology and manufacturing and marketing a proprietary electric vehicle technology. All losses accumulated since inception have been considered as part of the companys development stage activities.

Income Taxes
The company uses the liability method of accounting for income taxes pursuant to Statement of Financial
Accounting Standards, No. 109 Accounting for Income
Taxes.

Note 2	Summary of Significant Accounting Policies - (contd)

Loss Per Share
Loss per share has not been calculated as there were no shares outstanding during the period.

Fair Value of Financial Instrument
The carrying value of accounts payable approximates fair value because of the short term maturity of that instrument.

Note 3	Unaudited Consolidated Pro-forma Financial Statements

The unaudited consolidated pro-forma financial statements for Direction Technologies Inc. gives effect to the Qiblah Technologies Limited acquisition, based on a preliminary allocation of the total purchase cost. The historical financial information has been derived from the respective historical financial statements of Direction Technologies Inc. and Qiblah Technologies Limited and should be read in conjunction with these financial statements and the related notes incorporated by reference in Form 10-SB/A.
The unaudited consolidated pro-forma balance sheet assumes the acquisition took place as of January 15,1999 and allocates the total purchase costs of the fair values of assets and liabilities of Qiblah Technologies Limited based on a preliminary valuation. The total estimated purchase cost of the Qiblah Technologies Limited acquisition has been allocated on a preliminary basis to assets and liabilities based on managements estimates of their fair value with the excess of the purchase costs over the net assets acquired allocated to technology rights.
The unaudited consolidated pro-forma statements of operations combines Direction Technologies Inc. historical statements of operations for the period ended December 31, 1998 and Qiblah Technologies Limited historical statements of operations for the year ended February 28, 1999 and gives effect to the acquisition as if it occurred on January 15, 1999.

The unaudited consolidated pro-forma financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have occurred if the transaction has been consummated at the dates indicated, nor is it necessarily indicative of future operating results or financial position of the combined companies.

Note 3	Unaudited Consolidated Pro-forma Financial Statements
- (contd)

DIRECTION TECHNOLOGIES INC.
UNAUDITED CONSOLIDATED PRO-FORMA BALANCE SHEET as of January 15, 1999


Direction
Qiblah

Consolida
ted


Technolog
ies
Technolog
ies

Pro-forma


   Inc.

Limited
Combined
Adjustmen
ts
Pro-forma
Current Assets





Prepaid
expenses
$	650
$	735
$	1,385
$	-
$	1,385
Inventory
-
21,065
21,065
-
21,065







650
21,800
22,450
-
22,450
License fees
50,000
-
50,000
-
50,000
Technology
rights
500,000
17,330
517,330
2,349
519,679
Capital assets
-
825
825
-
825






Total Assets
$	550,650
$	39,955
$	590,605
$	2,349
$	592,954






Current
Liabilities





Bank
indebtedness
$	-
$	3,225
$	3,225
$	-
$	3,225
Accounts
payable
51,500
26,718
78,218
-
78,218







51,500
29,943
81,443
-
81,443
Due to related
 parties

-

14,550

14,550

-

14,550







51,500
44,493
95,993
-
95,993






Share Capital





Common stock
5,000
29,317
34,317
	(	29,317)
5,000
Contributed
surplus
495,000
6,920
501,920
	(	6,920)
495,000
Deficit
	(	850)
	(	40,775)
	(
	41,625)
38,586
	(	3,039)






Total
Stockholders
 Equity

499,150

4,538

494,612

2,349

496,961






Total
Liabilities and
 Stockholders
Equity

$	550,650

$	39,955

$	590,605

$	2,349

$	592,954









Note 3	Unaudited Consolidated Pro-forma Financial Statements
- (contd)

DIRECTION TECHNOLOGIES INC.
UNAUDITED CONSOLIDATED PRO-FORMA STATEMENT OF LOSS for the period January 1, 1999 to January 15, 1999


Direction
Qiblah

Consolida
ted


Technolog
ies
Technolog
ies

Pro-forma


   Inc.

Limited
Combined
Adjustmen
ts
Pro-forma
Expenses





Office
$	-
$	733
$	733
$	-
$	733
Foreign
exchange
-
1,456
1,456
-
1,456







$	-
$	2,189
$	2,189
$	-
$	2,189







Note 4	Deferred Tax Assets

The Financial Accounting Standards Board issued Statement
Number 109 in Accounting for Income Taxes (FAS 109) which is effective for fiscal years beginning after December 15, 1992. FAS 109 requires the use of the asset and liability method of accounting of income taxes.
Under the assets and liability method of FAS 109, deferred tax assts and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settles.

The following table summarizes the significant components of the companys deferred tax assets:


Total
Deferred Tax Assets

Non-capital loss carryforwards
$	850


Gross deferred tax assets
$	425
Valuation allowance for deferred tax asset
	(	425)



$	-




The amount taken into income as deferred tax assets must reflect that portion of the income tax loss carryforwards which is likely to be realized from future operations.
The company has chosen to provide an allowance of 100% against all available income tax loss carryforwards, regardless of their time of expiry.

Note 5	Share Capital

Authorized:
50,000,000 common shares with a par value of $0.001 per share
10,000,000 preferred shares with a par value of $0.001 per share

Note 6	Income Taxes

No provision for income taxes has been provided in these financial statements due to the net loss. At December
31, 1998, the company has net operating loss carryforwards, which expire in 2008 totalling $850, the tax benefit of which has not been recorded in the financial statements.

Note 7	Subsequent Events

(i) The company received $5,000 as
consideration for 5,000,000 common shares issued at a price of $0.001 per share.
(ii) The company has offered, pursuant to an offering memorandum, up to 550,000 shares at a price of $0.50 per share. The offering is not subject to any minimum subscription level.
(iii) On January 9, 1999, the company entered into a license agreement whereby the company shall have the exclusive rights to manufacture and market a proprietary electric vehicle technology. To secure this license the company is required to:
a) Pay $50,000 to the licensor;
b) Pay a royalty of 2% of the gross sales price on each unit sold to the licensor; and
c) Use its best efforts in the development and production of an electric vehicle suitable for the commuter market.

The initial term of this agreement is for five years from the date of approval by the regulatory authorities and is renewable for another five years unless the company does not achieve annual sales of US$1,345,200 within the initial term.
(i) On January 12, 1999, the company entered into a purchase agreement to acquire certain of the assets of Qiblah International Industries Ltd.
(Qiblah). Qiblah is a British Columbia corporation which is engaged in the research, development, manufacturing and marketing of the Qiblah Locator, a proprietary direction finding technology. The company is required to issue 5,000,000 common shares at a deemed price of $0.10 per share to acquire the technology. The cost of this acquisition will be amortized over a four year period.

Note 8	Uncertainty Due to the Year 2000 Issue

The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using the year 2000 date is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 Issue may be experienced before, on, or after January 1, 2000 and if not addressed, the impact on operations and financial reporting may range from minor errors to significant system failure which could affect an entitys ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000
Issue affecting the entity, including those related to the efforts of customers, suppliers or other third parties, will be fully resolved.